THIRD AMENDMENT
TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 8, 2016 (this “Amendment”), to the Existing Credit Agreement (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below) is made by MONSTER WORLDWIDE, INC., a Delaware corporation (the “Company”), and the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, the Company, the Lenders and Bank of America, N.A., as Administrative Agent, are all parties to the Third Amended and Restated Credit Agreement, dated as of October 31, 2014 (as amended by a First Amendment to Third Amended and Restated Credit Agreement, dated as of February 6, 2015, a Second Amendment to Third Amended and Restated Credit Agreement, dated as of April 23, 2015, and as further amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Company has requested that the Lenders amend certain provisions of the Existing Credit Agreement, and the Lenders are willing to effect such amendments, on the terms and subject to the conditions hereinafter set forth;
NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“Amendment” is defined in the preamble.
“Amendment Effective Date” is defined in Article III.
“Company” is defined in the preamble.
“Credit Agreement” is defined in the first recital.
“Existing Credit Agreement” is defined in the first recital.

SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.
ARTICLE II
AMENDMENT TO CREDIT AGREEMENT
Effective on (and subject to the occurrence of) the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:
1.     The definition of “Change of Control” appearing in Section 1.01 of the Existing Credit Agreement is amended by deleting clause (c) thereof in its entirety and substituting the following language therefor:
(c)    any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis representing 25% or more of the combined voting power of such securities.
2.     Clause (iii) of Section 7.09 of the Existing Credit Agreement is amended by adding the following language immediately prior to the semicolon at the end of such clause:
    or, so long as a Change of Control has not occurred and is continuing, restrictions contained in merger or sale agreements
Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.
ARTICLE III
CONDITIONS TO EFFECTIVENESS
This Amendment shall become effective on the date first written above (the “Amendment Effective Date”) following receipt by the Administrative Agent of counterparts hereof executed on behalf of the Company and the Required Lenders.

ARTICLE IV
MISCELLANEOUS
SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.
SECTION 4.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 4.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 4.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.
SECTION 4.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents and warrants to the Lenders that, both before and after giving effect to this Amendment, all statements set forth in clause (a) of Section 4.02 of the Credit Agreement are true and correct.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

MONSTER WORLDWIDE, INC.

By: /s/ Timothy T. Yates
Name:     Timothy T. Yates
Title:     Chief Executive Officer and Chief
    Financial Officer

Monster – Third Amendment to Third Amended and Restated Credit Agreement

Acknowledged by

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President

Monster – Third Amendment to Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender
By: /s/ Jana L. Baker
Name: Jana L. Baker
Title: Senior Vice President

Monster – Third Amendment to Third Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Matthew J. Bradley
Name: Matthew J. Bradley
Title: Vice President

Monster – Third Amendment to Third Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Nellya Davydova
Name: Nellya Davydova
Title: Vice President

Monster – Third Amendment to Third Amended and Restated Credit Agreement